UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 17, 2016 (December 23, 2015)

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) hereby amends and restates the Current Report on Form 8-K (the “Original Report’) filed with the Securities and Exchange Commission on May 17, 2016. Specifically, Item 1.01 and 2.01 have been reproduced in this Amendment with a corrected translation of the name of the counterparty to the Assets and Business Transfer Agreement described therein. Unless otherwise indicated in this Current Report on Form 8-K/A, this Amendment continues to describe conditions as of the date of the Original Report, and the disclosures herein have not been updated to reflect events, results or developments that have occurred after the Original Report, or to modify or update those disclosures affected by subsequent events.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 25, 2016, Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”), which is a variable interest entity of the Registrant, and Hongli’s branch, Baofeng Coking Factory of Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Baofeng Coking”), entered into an Assets and Business Transfer Agreement (“Agreement”) with Pingdingshan Hongfeng Coal Processing and Coking Factory (“Hongfeng”), an unrelated party.

According to the terms of the Agreement, Hongli and Baofeng Coking shall transfer to Hongfeng assets and business with an aggregate book value of RMB 327,307,039.76 at a price of RMB 15,843,534.32. The assets and business transferred include assets in Baofeng Coking, Underground Coal Gasification project, 100% of the equity interest of Baofeng Hongchang Coal Co., Ltd. and Baofeng Shuangrui Coal Mining Co., Ltd., 60% of the equity interest of Baofeng Xingsheng Coal Mining Co., Ltd., 100% of the equity interest of Henan Zhonghong Energy Investment Co., Ltd., and 100% of the equity interest of Baofeng Hongrun Coal Chemical Co., Ltd.

All the interests and risks of the assets and equity interests were transferred to Hongfeng on March 25, 2016. Half of the payment, RMB 7,921,767.16, shall be made to the Registrant within 6 months after March 25, 2016. The remainder of the purchase price shall be made after the titles to such assets and equity interests are registered with the appropriate authorities.

As of the date of filing of this report, the Registrant has not received any of the payment aforesaid.

The Registrant will provide an English translation of the Agreement when it is available.

ITEM 8.01	OTHER EVENTS

As we disclosed in the Quarterly Report on Form 10-Q for the period ended September 30, 2015 filed with the SEC on November 13, 2015, the Registrant filed a complaint on May 26, 2015 against Henan Province Coal Seam Gas Development and Utilization Co., Ltd. (“Henan Coal Seam Gas”) with the Intermediate People’s Court in Zhengzhou City (“Court”) demanding that Henan Coal Seam Gas return funds of RMB 30,000,000 (approximately $4,712,584 at the exchange rate at the time the complaint was filed) to the Company, with interest of RMB 8,592,326.04, plus interest from May 27, 2015 to the actual repayment date. On December 23, 2015, the Court issued a judgment that Henan Coal Seam Gas shall repay RMB 19,800,000 to the Registrant and undertake RMB 154,942 of the case fee while the Registrant shall undertake RMB 79,820 of case fee. The judgment payable hereunder will belong to the Registrant and rights to such payment have not been transferred to Hongfeng under the Agreement.

As of the date of filing of this report, the Registrant has not received any of the payment aforesaid.

The Registrant will provide an English translation of the judgment when it is available.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 17, 2016	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer